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                                                                      Exhibit 99

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a new "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. The Company desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this exhibit in order to do so. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecast or estimated by the Company in forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this report and presented elsewhere by management from time to time. Reference is also made to the "Risk Factors" described in the Company's Prospectus dated November 22, 1995 and the Company's Form 10-K for its fiscal year ended April 30, 1996, as filed with the Securities and Exchange Commission.

(a) On August 2, 1996, the Board of Directors approved a plan to restructure the Company's operations and made changes to executive management. Included in the restructuring was a shift in the Company's development and marketing efforts to focus substantially all its resources on the Company's Process Engineer product line, eliminating or substantially reducing its development and marketing investment in the System Engineer, Insight, GUI Guidelines and Client Server Guidelines product lines, and discontinued its direct sales and service operations outside the US. Also, the Company discontinued its telesales operations in the US. The Company's future ability to generate sustained profitability is reliant on the Company's Process Engineer product line and the Company's direct sales operations in the US. There is no assurance that the Company will be able to generate or sustain profitability. The Company replaced its non-U.S. operations with third-party distributor relationships. There is no assurance that such distributors will be successful. The Company has not historically been successful in selling its Process Engineer product line outside the US.

     In connection with the Company's restructuring plan, the Company recorded a $17.6 million restructuring charge in the three months ended October 31, 1996. As a result of this charge, the Company recorded a net loss for the three and six month periods ended October 31, 1996 and expects to record a net loss for the fiscal year ending April 30, 1997. The implementation of the Company's restructuring plan has consumed significant amounts of cash during the three months ended October 31, 1996 and will continue to consume cash over the remainder of the fiscal year. Management believes the cash requirements related to the restructuring charge for the remainder of fiscal 1997 could be as much as $3.5 million. These requirements are to fund anticipated severance costs, lease costs, costs associated with the elimination of the Company's cost base outside the U.S. and costs associated with a legal settlement. While management believes sufficient cash reserves currently exist to sustain the anticipated restructured operations for the remainder of the fiscal year, there is no assurance that the Company will have adequate liquidity and capital resources for the current fiscal year, that it will be allowed to draw on its existing credit facilities or that it will be able to find alternative credit facilities or capital resources with terms that management believes are acceptable if so required to do so. Further, the Company's restructuring plan could result in additional claims or liabilities which the Company has not anticipated or included in the restructuring charge. Unanticipated claims or liabilities could result in additional cash needs for the Company.

     Publicity concerning the Company's announced loss and the restructuring plan and the restructuring charge recorded in the three months ended October 31, 1996, could adversely affect the Company's operations and
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     financial position including the ability to complete product sales and retain or attract key management and other personnel.

(b) Fluctuations in Operating Results; Seasonality. The Company has experienced substantial fluctuations in quarterly operating results in the past, and future operating results could vary substantially from quarter to quarter. Fluctuations in operating results may result in volatility in the price of the ADSs. The Company generally fulfills orders as received and as a result typically has little or no product license backlog. Quarterly revenue and operating results therefore depend on the volume and timing of orders received during the quarter, which are difficult to forecast. In addition, the Company historically has recognized a substantial portion of its revenue in the last weeks of a quarter. To the extent this trend continues, the failure to achieve such revenue in the last weeks of any given quarter may have a material adverse effect on the Company's financial results for that quarter. The timing of sales and related revenue recognition is influenced by a number of other factors, including seasonal customer buying patterns, changes in product development and sales and marketing expenditures, and compensation incentives for sales teams. Because the Company's staffing and operating expenses are based on anticipated revenue levels and a high percentage of the Company's costs are fixed in the short-term, small variations in timing of recognition of specific revenue can cause significant variations in operating results from quarter to quarter. In addition, the first quarter has historically been comparatively weaker than the fourth quarter of the preceding fiscal year. Results from quarter to quarter may not be indicative of future results. There can be no assurance that the Company will be able to sustain profitability on an annual or quarterly basis.

(c) Prior Losses; Risks Associated with Management of a Changing Business. The Company experienced losses in fiscal 1994, 1995, 1996 and the three and six month periods ended October 31, 1996. Based on the loss in the first six months of fiscal 1997, management expects that the Company will experience a loss for the 1997 fiscal year. Over the last several years, the Company's strategic orientation has evolved from that of a U.K.-based provider of computer-related consulting services to a U.S.-based provider of software products and directly related services. In fiscal 1995, the Board of Directors of the Company decided to focus exclusively on its software products business, center that activity in the U.S. and discontinue its consulting business. Accordingly, the Company relocated its operational headquarters and the majority of its U.K.-based research and development activities to the U.S. In connection with the discontinuance of its consulting business, the Company disposed of its U.K.-based consulting business and ceased all other remaining consulting activities across the business. The Company has previously announced that it intends, subject to satisfactory resolution of tax and regulatory issues, including, if needed, approval of the Company's shareholders, to change its legal domicile from the U.K. to the U.S., such change in legal domicile may be affected by the restructuring plan discussed in (a) above. While the Company has refocused its strategy, there can be no assurance that such reorientation will result in sustained profitability. Furthermore, in connection with such reorientation, the Company has experienced and will continue to experience a period of transition. This transition has placed, and may continue to place, a significant strain on its resources, including its personnel. If Company management is unable to manage these changes effectively, the Company's business, financial condition and results of operations will be materially adversely affected.

(d) Need for Market Acceptance of Process Management. The Company's product lines are designed specifically for Process Management in the client/server environment. The Company's future financial performance will depend in large part on continued growth in the number of organizations using process management for development management. The Company believes that while the market for process management tools is growing, it is still immature. Even if broader market acceptance is achieved, there can be no assurance that the
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     market will continue to grow or that the Company will be able to respond effectively to the evolving requirements of the market. The Company's reduced focus and investment on products other than process management could result in reduced opportunities for sales of process management products and adversely affect operational results.

(e) Risks Relating to New Product Releases and Product Enhancements. The Company's future success will depend, in large part, upon the Company's ability to enhance its current process management product line and develop and introduce new products to meet customers' process management tool needs as well as emerging industry standards. There can be no assurance that the Company will be able successfully to develop and market a broader line of such products or that the Company will not encounter unexpected difficulties and delays in enhancing its existing products. Furthermore, there can be no assurance that such new products or product enhancements will meet the requirements of the marketplace or achieve market acceptance.

     Software products such as the products offered by the Company often encounter development delays and may contain undetected errors or failures when introduced or when new versions are released. Because of the complexity of the Company's products and the possibility of unforeseen technical problems in the development process, the Company risks missing announced delivery dates for new products or product enhancements. The Company has in the past and may in the future experience delays in the introduction of new products and product enhancements. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of a new product or product enhancement or its functioning after release. Substantial delays in the availability of any of the Company's products could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, products such as those offered by the Company may contain undetected or unresolved software errors when they are first introduced or as new or enhanced versions are released. The Company has in the past discovered software errors in certain of its new products and product enhancements. Although the Company has not experienced any material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments resulting in loss of or delay in market acceptance, which could have a material adverse effect on the Company's business, financial condition and results of operations.

(f) Rapid Technological Change. The market for process management tools is characterized by rapid technological advances, evolving industry standards, changes in customer requirements and frequent new product introductions and enhancements. The Company's future success will depend in part on its ability to enhance its existing products and introduce new products that address changing customer requirements and emerging industry standards, such as new operating systems, including Windows 95. Any failure by the Company to anticipate or respond adequately to technology developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue. In addition, from time to time the Company or others may announce products, features or technologies which have the potential to shorten the life cycle or replace the Company's existing products. Such announcements could cause customers to defer the decision to buy, or determine not to buy, the Company's products, which would have a material adverse effect on the Company's business, financial condition and results of operations.

(g) Competition. The client/server applications development and specifically the process management tools market is extremely competitive, fragmented and rapidly changing, and is characterized by a lack of standards and numerous competitors in the areas of tools, methodologies and services. The Company believes that its ability
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     to compete depends on many factors both within and outside of its control, including corporate and product reputation, product architecture, functionality and features, product quality, performance, ease-of-use, quality of support, availability of product implementation and training services, and price.

     In addition, because of the complexities inherent in software development, software companies and the information technology departments of other business organizations may determine that it is more cost effective to develop their own software development and process management tools offering similar solutions to those products offered by the Company. Furthermore, the Company faces the risk that vendors of tools, databases and other elements of the client/server development market may add to their products some or all of the functionality that the Company's products provided to customers, thereby reducing the number of prospective customers in need of the Company's products. There can be no assurance that the loss of customers will not have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company expects competition from existing and additional competitors to increase. Many of the Company's competitors have, and new competitors may have, larger technical staffs, more established and larger marketing and sales organizations, better developed distribution systems and significantly greater financial resources than the Company. There can be no assurance that either existing or new competitors will not develop products that are superior to the Company's products or that achieve greater market acceptance. There can be no assurance that future competition will not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, distribution channels, technical requirements and levels and bases of competition may differ as the Company introduces new products, and there can be no assurance that the Company will be able to compete favorably. In addition, a proliferation of software products to meet the needs of the client/server applications development and specifically the process management market may have a downward pressure on the prices of such products. Such downward pressure on product prices could have an impact on the Company's operating margins. There can be no assurance that the Company could avoid these price pressures.

(h) Risks Relating to Expansion of Indirect Sales Channels. An important aspect of the Company's future sales and marketing strategy is to expand indirect sales channels through distributors and resellers in order to provide it with market coverage outside the U.S. Although the Company currently sells its products through indirect sales channels, revenue from such sales represent only a small portion of the Company's total revenue and there can be no assurance that the Company will be able to expand its use of indirect sales channels by attracting distributors and resellers that will be able to market and support the Company's software tools effectively. There can be no assurance that any distributor or reseller of the Company's products will continue to represent the Company's products, and the inability to recruit or retain a significant number of resellers or distributors could adversely affect the Company's business, financial condition and results of operations. The Company's strategy of marketing its products directly to end-users and indirectly through distributors and resellers may result in distribution channel conflicts. The Company's direct sales efforts may compete with those of its indirect channels and to the extent different resellers target the same customers, resellers may also come into conflict with each other. Although the Company attempts to allocate the markets for its products among its distribution channels in a manner to avoid potential conflicts, there can be no assurance that channel conflict will not materially and adversely affect its relationships with existing distributors and resellers or adversely affect its ability to attract new distributors and resellers.
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(i)  Dependence on Proprietary Technology. The Company's success is heavily dependent upon proprietary technology. The Company's products are licensed to customers under signed license agreements containing, among other things, provisions protecting against the unauthorized use, copying and transfer of the licensed program. In addition, the Company relies on a combination of trade secret, copyright and trademark laws, non-disclosure agreements and contractual provisions to protect its proprietary rights in its products and technology. The Company has no patents or patent applications pending, and existing trade secrets and copyright laws afford only limited protection. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the U.K. and the U.S. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies.

     The Company is not aware that any of its products, trademarks or other proprietary rights infringe the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. As the number of software products in the market increases and the functionality of these products further overlap, software developers may become increasingly subject to infringement claims. Any such claims against the Company, with or without merit, could be time-consuming and expensive to defend, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty agreements, if required, may not be available on terms acceptable to the Company, or at all, which could have a material adverse effect on the Company's business, financial condition and results of operations.

(j) Dependence on Key Personnel. The Company's future success depends to a significant extent on the performance of a number of key management and technical personnel, the loss of one or more of whom could have a material adverse effect on the Company. The Company recently announced the appointment of a new Chief Executive Officer and a new Chairman of the Board. Although these individuals have extensive management experience in technology based companies, their experience in the Company's specific process management product line is limited. The Company's success will also depend in part on its ability to attract and retain qualified professional, technical, managerial, sales and marketing and customer support personnel. Competition for such personnel in the software industry is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop new and enhanced products and to conduct its operations successfully.

(k) Risks Associated with Global Operations. Although the Company's restructuring strategy (discussed in (a) above) relies primarily on the U.S. marketplace, the Company's current and future efforts outside the U.S. are subject to risks inherent in international business activities, including, in particular, general economic conditions in each such country, overlapping of differing tax structures, managing an organization spread over various jurisdictions, unexpected changes in regulatory requirements and complying with a variety of foreign laws and regulations. Other risks associated with operations outside the U.S. in general include import and export licensing requirements, trade restrictions and changes in tariff and freight rates. There can be no assurance that these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.
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     The Company's non-U.S. sales have historically been denominated in foreign currencies. To date, the Company has not established an exchange rate hedging policy and has not engaged in any significant exchange rate hedging activities to minimize the risks of exchange rate fluctuations. The Company may seek to implement hedging techniques in the future with respect to its foreign currency transactions. There can be no assurance that the Company will be successful in such hedging activities. Gains and losses on the translation and/or conversion of foreign transactions into U.S. dollars may contribute to fluctuations in the Company's results of operations. Although the Company has not experienced any material adverse impact to date from fluctuations in foreign currencies, there can be no assurance that the Company will not experience a material adverse effect on its business, financial condition and results of operations from fluctuations in foreign currencies in the future.

Many of the foregoing factors discussed have been discussed in the Company's prior SEC filings and, had the Act become effective at a different time, would have been discussed in an earlier SEC filing instead of this 10-Q. The foregoing review of factors pursuant to the Private Litigation Securities Reform Act of 1995 should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of said Act.